Exhibit 1.01

American Science and Engineering, Inc.

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of American Science and Engineering, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives tantalum, tin and tungsten.  The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As described in this Report, the Company manufactures, or contracts to manufacture, products that contain Conflict Minerals that are necessary to the functionality or production of those products.

I. Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

Our products, which are referred to in this Report collectively as the “Covered Products,” are X-ray inspection and other detection products for homeland security, force protection and other critical defense and security applications.  Our products can be grouped into four different categories: Cargo Inspection Systems, Mobile Cargo Inspection Systems, Parcel and Personnel Screening Inspection Systems, and Custom Products.  We believe that all of our Covered Products contain Conflict Minerals that are necessary to the functionality or production of the products.

Each of our Covered Products is a complex, highly integrated system incorporating many complex sub-assemblies, a number of which are supplied by third party vendors, and each such subassembly may itself contain thousands of individual components. This makes determination of the origin of the metal content of our products a challenging, multistep process. Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the final manufacture and assembly of the Covered Products and the original sources of Conflict Minerals. We do not purchase Conflict Minerals directly from mines, smelters or refiners, and must therefore rely on our suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.

II. Summary of our Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) designed to enable us to determine whether the necessary Conflict Minerals included in our Covered Products in 2015 originated in a Covered Country, and whether such necessary Conflict Minerals were from recycled or scrap sources.  We concluded that the responses we received to our RCOI inquiry were not sufficient to form the basis for a reasonable belief either that none of the necessary Conflict Minerals included in our Covered Products in 2015 originated in a Covered Country, or that such necessary Conflict Minerals were from recycled or scrap sources.  In addition, we encountered the following challenges in obtaining and analyzing the responses we received:

•                  We are dependent on information received from our direct suppliers to conduct our RCOI process;

•                  We have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Exchange Act;

•                  The information our suppliers provided was often incomplete and required significant follow-up; and

•                  Our ability to influence cooperation from certain suppliers was limited when we were multiple tiers away from the smelter in the supply chain.

III. Our Due Diligence Efforts

We exercised due diligence on the source and chain of custody of our Conflict Minerals, in a manner that we believe conforms to the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, or “Due Diligence Guidelines,” of the Organization for Economic Co-operation and Development, or “OECD.”

Our due diligence efforts fell into the following categories described in the OECD Due Diligence Guidelines:

Step I: Establish strong management systems;

Step II: Assess risk in the supply chain;

Step III: Design and implement a strategy to respond to identified risk;

Step IV: Carry out independent third-party audit of supply chain; and

Step V: Report on supply chain due diligence.

Step I: Establish strong management systems

We organized a cross-functional working group, which we refer to in this report as our “Conflict Minerals Working Group,” including representatives from the following functional departments within our company: procurement, engineering, manufacturing, information technology, finance and legal. The Conflict Minerals Working Group is chaired by our director of supply chain and quality, who is a senior manager of our company and reports to our business unit senior vice presidents and general managers. The Conflict Minerals Working Group is responsible for establishing and reviewing the results of our conflict minerals due diligence activities.  The Working Group established our Conflict Minerals Policy, which has been approved by senior management and distributed to our suppliers.  The policy, which can be found on our website at http://www.as-e.com/legal/, in summary states that we will:

•                  Comply with the disclosure requirements of the Conflict Minerals Rules.

•                  Seek to avoid the use in our products of Conflict Minerals that are not “DRC Conflict Free”

•                  Work with our suppliers to identify the source and chain of custody of any Conflict Minerals contained in products or components they provide to us.

•                  Cooperate to the best of our ability with our customers who seek similar information from us.

In support of these objectives, we have established the following expectations for our suppliers:

•                  Adopt conflict minerals policies.  We expect each of our suppliers to adopt a policy regarding conflict minerals consistent with our own, implement management systems to support compliance with their policy and require their suppliers to take the same steps.

•                  Conduct supply chain due diligence.  Our suppliers are expected to identify the chain of custody within their upstream supply chain of any Conflict Minerals contained in their products until the smelter/refinery of any such minerals has been identified.

•                  Supplier non-compliance. Compliance with our Conflict Minerals Policy will be taken into account in our evaluation of our suppliers. Suppliers who fail to comply with the policy and do not implement reasonable remedial steps may be disqualified as approved vendors.

Step II: Assess risk in the supply chain

Our due diligence on the source and chain of custody of our Conflict Minerals was designed to include inquiries as to the source (i.e., back to the smelter, which in turn will have visibility into the origin of the Conflict Minerals) and the chain of custody of all Conflict Minerals included in our Covered Products.

We reviewed the bills of material for each of the Covered Products to determine if Conflict Minerals are used to make components included in these products. We then sought to identify the supplier of each component or subassembly incorporated in each of the Covered Products. We engaged a third party consultant to assist with the due diligence and reporting efforts.  The consultant initiated contact with each of the suppliers and/or manufacturers identified, providing them a copy of our conflict minerals policy and requesting the suppliers’ Electronic Industry Citizen Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) EICC-GeSI Conflict Minerals Reporting Template v. 4.01 (“CMRT”) forms for Conflict Minerals.  If no response was received within 21 days, additional requests for information were made.  If no response was received after three attempts, the matter was escalated to the Company for follow up.

As discussed, our supply chain is complex.  We procure large sub-assemblies with a large number of parts, and there are many levels of third parties in the supply chain between such suppliers and the original sources of any Conflict Minerals.  We therefore must rely on our identified suppliers, and their upstream suppliers, to provide information regarding any Conflict Minerals that were included in our products in 2015.  As discussed below, not all of our suppliers were able to provide this information.

Step III: Design and implement a strategy to respond to identified risk

To reduce the risk of purchasing and including in any of our Covered Product, Conflict Minerals that originate in a Covered Country and that directly or indirectly financed or benefited an armed group, we have begun to take steps to:

•                  Establish supplier approval and certification requirements that include conflict minerals compliance as a criterion;

•                  Modify the terms of our supply agreements and purchase orders to include undertakings as to conflict minerals compliance;

•                  Document supplier status and progress toward compliance;

•                  Identify and qualify DRC conflict-free suppliers as alternative sources;

•                  Incorporate a conflict minerals risk assessment as a step in our product design process; and

•                  Provide periodic reports on Conflict Minerals risk management and results to senior management.

Step IV: Carry out independent third-party audit of supply chain

We do not have direct relationships with smelters or refiners and, accordingly, we do not perform direct audits of these entities in our supply chain.  Rather, we rely on the efforts of industry associations that administer independent third-party smelter and refiner audit programs.

In this regard, we relied on CFI’s Conflict Free Smelter Program to conduct audits and validate smelters and refiners.

Step V: Report on supply chain due diligence

In satisfaction of this requirement, we have prepared and filed the foregoing Form SD and this Conflict Minerals Report, and posted the required content on our corporate website at http://ir.as-e.com/sec.cfm.

IV. Results of Due Diligence

Annex A lists the smelters or refiners identified by our suppliers that may have been the source of Conflict Minerals in products we manufactured or contracted to manufacture in 2015.  In addition, Annex B lists the countries of origin identified by our suppliers.  Some suppliers did not respond to our survey request and some returned incomplete responses.  In addition, some of those suppliers that responded to our survey returned company-level smelter information rather than information specific to our products.  Accordingly we are unable to definitively determine the origins of the Conflict Minerals contained in our products and whether such Conflict Minerals may have benefited or financed armed groups in the Covered Countries.

IV. Measures to improve our future due diligence

We are implementing steps to increase the response rate from our suppliers/manufacturers and improve the information gathered in our due diligence process to further mitigate the risk that our purchase of materials that are used in the manufacture of our products do not benefit or support armed groups in the Covered Countries.  We expect to take the following steps, among others, to improve our due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in our products finance or benefit armed groups in the Covered Countries:

•                  continue to engage with suppliers to obtain current, accurate and complete information about the supply chain;

•                  continue to collect information regarding products manufactured on the Company’s behalf;;

•                  encourage suppliers to implement responsible sourcing and to encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor.

Caution Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.

Annex A

Currently Known Smelter and Refinery List

Metal	Smelter	Smelter Country	Smelter Identification
Gold	Advanced Chemical Company	United States	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Aktyubinsk Copper Company TOO	Kazakhstan	CID000028
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Bauer Walser AG	Germany	CID000141
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Métaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daejin Indus Co., Ltd.	Korea, Republic Of	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DODUCO GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold	Elemetal Refining, LLC	United States	CID001322
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Faggi Enrico S.p.A.	Italy	CID002355
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	CID000522
Gold	Geib Refining Corporation	United States	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Ltd. Hong Kong	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hwasung CJ Co., Ltd.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Metal Co., Ltd.	Korea, Republic Of	CID000988
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029

Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metahub Industries Sdn. Bhd.	Malaysia	CID002821
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Kolyma Refinery	Russian Federation	CID001328
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Précinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Remondis Argentia B.V.	Netherlands	CID002582
Gold	Republic Metals Corporation	United States	CID002510
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	SAMWON METALS Corp.	Korea, Republic Of	CID001562

Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	Schone Edelmetaal B.V.	Netherlands	CID001573
Gold	SEMPSA Joyería Platería S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	China National Gold Group Corporation	China
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	DaeryongENC	Korea, Republic Of
Gold	Heraeus Precious Metals GmbH & Co. KG	China
Gold	Metallo Chimique	Belgium
Gold	Minsur	Peru
Gold	Suzhou Xingrui Noble	China
Gold	Yunnan Tin Company Limited	China
Gold	So Accurate Group, Inc.	United States	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Tony Goetz NV	Belgium	CID002587
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint trading as The Perth Mint	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129

Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	CID002243
Tantalum	Avon Specialty Metals Ltd	United Kingdom	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CID000291
Tantalum	D Block Metals, LLC	United States	CID002504
Tantalum	Duoluoshan	China	CID000410
Tantalum	E.S.R. Electronics	United States	CID002590
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	CID002501
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck GmbH Goslar	Germany	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	Germany	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	Kemet Blue Powder	United States	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	China	CID000973
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineração Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining & Smelting	Japan	CID001192
Tantalum	Molycorp Silmet A.S.	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277

Tantalum	Plansee SE Liezen	Austria	CID002540
Tantalum	Plansee SE Reutte	Austria	CID002556
Tantalum	QuantumClean	United States	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CID001522
Tantalum	Global Advanced Metals	United States
Tantalum	H.C. Starck GmbH	Germany
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Brazil
Tantalum	Plansee	Austria
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Tantalite Resources	South Africa
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemicals	Japan	CID001869
Tantalum	Telex Metals	United States	CID001891
Tantalum	Tranzact, Inc.	United States	CID002571
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307
Tantalum	Zhuzhou Cemented Carbide	China	CID002232
Tin	Alpha	United States	CID000292
Tin	An Thai Minerals Co., Ltd.	Viet Nam	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	CID000295
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Dua Sekawan	Indonesia	CID002592
Tin	CV Gita Pesona	Indonesia	CID000306
Tin	CV Serumpun Sebalai	Indonesia	CID000313
Tin	CV Tiga Sekawan	Indonesia	CID002593
Tin	CV United Smelting	Indonesia	CID000315
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dowa	Japan	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Elmet S.L.U.	Spain	CID002774
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondônia S.A.	Brazil	CID000448
Tin	Feinhütte Halsbrücke GmbH	Germany	CID000466

Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848
Tin	Gejiu Jinye Mineral Company	China	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	CID001063
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metahub Industries Sdn. Bhd.	Malaysia	CID001136
Tin	Metallic Resources, Inc.	United States	CID001142
Tin	Metallo-Chimique N.V.	Belgium	CID002773
Tin	Mineração Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgical S.A.	Bolivia	CID001337
Tin	Phoenix Metal Ltd.	Rwanda	CID002507
Tin	PT Alam Lestari Kencana	Indonesia	CID001393
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bangka Kudai Tin	Indonesia	CID001409
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	CID001416
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT BilliTin Makmur Lestari	Indonesia	CID001424
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696

Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438
Tin	PT Fang Di MulTindo	Indonesia	CID001442
Tin	Pt Inti Stania Prima	Indonesia	CID002530
Tin	PT JusTindo	Indonesia	CID000307
Tin	PT Karimun Mining	Indonesia	CID001448
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	CID001486
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Seirama Tin investment	Indonesia	CID001466
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CID001477
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	PT Wahana Perkit Jaya	Indonesia	CID002479
Tin	Resind Indústria e Comércio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan	CID001539
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	Gold Bell Group	China
Tin	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	JAPAN NEW METALS CO., LTD.	Japan
Tin	Jiangxi Nanshan	China
Tin	Metallo Chimique	Belgium
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia

Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Tanaka Kikinzoku kogyo K.K.	Japan
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Thaisarco	Thailand	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical &	China	CID002318

Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Kennametal Fallon	United States	CID000966
Tungsten	Kennametal Huntsville	United States	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Moliren Ltd	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	United States	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Pobedit, JSC	Russian Federation	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	CID002538
Tungsten	Exotech Inc.	Kazakhstan
Tungsten	HC Starck GmbH	Germany
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	Plansee	Austria
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CID002044
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095

Annex B

Countries of Origin

This information is provided in good faith and is based on the information collected from our suppliers.

Australia

Bolivia

Brazil

Canada

China

Estonia, Republic of

Ethiopia

Germany

India

Indonesia

Japan

Malaysia

Mozambique

Namibia

Peru

Portugal

Rwanda

Sierra Leone

Spain

Thailand

United States

Zimbabwe